FORM OF PARTICIPATING DEALER AGREEMENT
6,000,000 Shares of 6.00% Series B Cumulative Redeemable Preferred Stock — Primary Offering — $25.00
500,000 Shares of 6.00% Series B Cumulative Redeemable Preferred Stock —Dividend Reinvestment Plan — $25.00
Ladies and Gentlemen:
Gladstone Securities, LLC, as the dealer manager (“Dealer Manager”) for Gladstone Land Corporation, a Maryland corporation (the “Company”), invites you (the “Dealer”) to participate in the distribution of shares of 6.00% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share (“Shares”), of the Company subject to the following terms:

I.	Dealer Manager Agreement
The Dealer Manager and the Company have entered into that certain Dealer Manager Agreement, dated January 10, 2018 (the “Dealer Manager Agreement”), in the form attached hereto as Exhibit A. By your acceptance of this Participating Dealer Agreement, you will become one of the Dealers referred to in such Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in such Dealer Manager Agreement, including specifically the provisions of Section 6.3 of such Dealer Manager Agreement wherein each Dealer severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each officer, director, member and manager thereof, and each person, if any, who controls the Company and the Dealer Manager for the matters set forth in Section 6.3 of the Dealer Manager Agreement. Such indemnification obligations shall survive the termination of this Participating Dealer Agreement. Except as otherwise specifically stated herein, all terms used in this Participating Dealer Agreement have the meanings provided in the Dealer Manager Agreement. The Shares are offered solely through broker-dealers which are members of the Financial Industry Regulatory Authority (“FINRA”).
Dealer hereby agrees to use its reasonable best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Participating Dealer Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager, and authorized by the Company in writing, to supplement the Prospectus (“Supplemental Information”).

II.	Submission of Orders
Dealer hereby agrees to solicit, as an independent contractor and not as the agent of the Dealer Manager or of the Company (or their affiliates), persons acceptable to the Company to purchase the Shares pursuant to the subscription agreement in the form attached to the Prospectus and in accordance with the terms of the Prospectus. Dealer hereby agrees to diligently make inquiries as required by this Agreement, as set forth in the Prospectus, and as required by all applicable laws of all prospective investors in order to ascertain whether a purchase of the Shares is suitable for each such investor.
Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to “UMB Bank, National Association, as escrow agent for Gladstone Land Corporation.” Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods:
1.    Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Dealer for deposit directly with the Company in accordance with the procedures set forth in the Prospectus.
2.    Where, pursuant to the Dealer’s internal supervisory procedures, final and internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn transmit, by the end of the next business day following receipt by the Final Review Office, such checks to the Company for deposit with the Company in accordance with the procedures set forth in the Prospectus.

III.	Pricing
Except as described in the Prospectus, 6,000,000 Shares are intended to be offered to the public at the offering price of $25.00 per Share, payable in cash pursuant to the primary offering and (ii) 500,000 Shares are intended to be offered pursuant to the Company’s dividend reinvestment plan (the “DRIP”) to those holders of Shares who elect to participate in such DRIP at $25.00 per Share. Except as otherwise indicated in the Prospectus, determined by the Company in its sole discretion, or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase of $25,000, or 1,000 Shares, is required. The Shares are nonassessable.

IV.	Covenants of Dealer
Dealer represents and warrants to the Company and the Dealer Manager and agrees that:
Prior to participating in the Offering, Dealer will have reasonable grounds to believe, based on information made available to Dealer by the Dealer Manager and/or the Company through the Prospectus, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating an investment in the Company and the Shares.
Dealer agrees not to rely upon the efforts of the Dealer Manager, which is affiliated with the Company, in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state laws or FINRA. Dealer further agrees to conduct its own investigation to make that determination independent of the efforts of the Dealer Manager.
Dealer agrees to retain in its records and make available to the Dealer Manager and to the Company for a period of at least six (6) years following the termination of the Offering, information establishing that each investor who purchases the Shares solicited by Dealer is suitable for such investment.
Dealer agrees that, prior to accepting a subscription for the Shares, it will inform the prospective investor of all pertinent facts relating to the illiquidity and lack of marketability of the Shares, as appropriate, during the term of the investment.
Dealer hereby undertakes and agrees to comply with all obligations applicable to Dealer under all applicable laws, rules and regulations, including those set forth by FINRA. In soliciting persons to acquire the Shares, Dealer further agrees to comply with any applicable requirements of the Securities Act, the Exchange Act, other applicable federal securities laws, applicable state securities laws, the rules and regulations promulgated thereunder and the rules of FINRA and, in particular, Dealer agrees that it will not give any information or make any representations other than those contained in the Prospectus and in any supplemental sales literature furnished to Dealer by the Dealer Manager for use in making such solicitations.
Dealer shall deliver to each prospective investor, prior to any submission by such prospective investor, a written offer to buy any Shares, a copy of the Prospectus, and shall keep record of to whom, by what manner and on what date it delivered each such copy.

Dealer will not deliver to any offeree any written documents pertaining to the Company or the Shares, other than the Prospectus, and any other materials specifically designated for distribution to prospective investors that are supplied to Dealer by the Company or its affiliates. Without intending to limit the generality of the foregoing, Dealer shall not deliver to any prospective investor any material pertaining to the Company or any of its affiliates that has been furnished as “broker/dealer information only.”
In its solicitation of offers for the Shares, Dealer will comply with all applicable requirements of the Securities Act, the Exchange Act, as well as the published rules and regulations thereunder, and the rules and regulations of all state securities authorities, as applicable, to the best of its knowledge, after due inquiry and investigation and to the extent within its direct control.
Dealer is (and will continue to be) a member in good standing with FINRA, will abide by the rules and regulations of FINRA, is in full compliance with all applicable requirements under the Exchange Act, and is registered as a broker-dealer in all of the jurisdictions in which Dealer solicits offers to purchase the Shares.

V.	Dealers’ Commissions
Except as otherwise provided in the “Plan of Distribution” section of the Prospectus and this Section V, the Dealer’s sales commission applicable to the Shares sold by Dealer which it is authorized to sell hereunder is 7.0% of the gross proceeds of Shares sold by it and accepted and confirmed by the Company, which commission will be payable by the Dealer Manager. No sales commissions shall be paid with respect to Shares issued and sold pursuant to the Company’s DRIP. For these purposes, shares shall be deemed to be “sold” if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable Offering and subscription documents, the Company has accepted the subscription agreement of such subscriber, and such Shares have been fully paid for and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable from the Company, and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.
As set forth in the “Plan of Distribution” section of the Prospectus, to the extent the Dealer determines to reduce its sales commission below 7.0%, the public offering price per share will be decreased by an amount equal to such reduction as reflected in the table below:

Dealer Sales Commission	Public Offering Price Per Share
7.0%	$25.00
6.5%	$24.88
6.0%	$24.75
5.5%	$24.63
5.0%	$24.50
4.5%	$24.38
4.0%	$24.25
3.5%	$24.13
3.0%	$24.00
2.5%	$23.88
2.0%	$23.75
1.5%	$23.63
1.0%	$23.50
0.5%	$23.38
0.0%	$23.25

Except as otherwise provided herein, all expenses incurred by Dealer in the performance of Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at Dealer’s sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.
In addition, as set forth in the Prospectus, the Dealer Manager may, in its sole discretion, reallow a portion of its dealer manager fee to Dealers participating in the Offering of Shares as marketing fees, reimbursement of costs and expenses of attending educational conferences or to defray other distribution-related expenses.
The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the Offering is limited to such commission from the Dealer Manager and Dealer’s indemnity referred to in Section 6 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission to the Dealer. In addition, as set forth in the Prospectus, the Dealer Manager may reimburse Dealer for reasonable bona fide accountable due diligence expenses incurred by such Dealer. The Dealer Manager shall have the right to require the Dealer to provide a detailed and itemized invoice as a condition to the reimbursement of any such due diligence expenses. Reimbursement requests for accountable bona fide due diligence expenses must be made by Dealer within six months of the date of sale of Shares or such requests will not be honored by the Dealer Manager.

VI.	Applicability of Indemnification
Each of the Dealer and Dealer Manager hereby acknowledges and agrees that it will be subject to the obligations set forth in, and entitled to the benefits of all the provisions of, the Dealer Manager Agreement, including but not limited to, the representations and warranties and the indemnification obligations contained in such Dealer Manager Agreement, including specifically the provisions of Section 6.3 of the Dealer Manager Agreement. Such indemnification obligations shall survive the termination of this Participating Dealer Agreement and the Dealer Manager Agreement.

VII.	Payment
Payments of selling commissions will be made by the Dealer Manager to Dealer within 14 days of the receipt by the Dealer Manager of the gross commission payments from the Company. Dealer acknowledges that if the Company pays selling commissions to the Dealer Manager, the Company is relieved of any obligation for selling commissions to Dealer. The Company may rely on and use the preceding acknowledgment as a defense against any claim by Dealer for selling commissions the Company pays to Dealer Manager but that Dealer Manager fails to remit to Dealer.

VIII.	Right to Reject Orders or Cancel Sales
All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a subscription agreement signature page and the required check in payment for the Shares may be rejected. Issuance of the Shares will be made only after actual receipt of payment. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 30 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order and, failing to do so, the Dealer Manager shall have the right to offset amounts owed against future commissions due and otherwise payable to Dealer.

IX.	Prospectus and Supplemental Information
Dealer is not authorized or permitted to give, and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Supplemental Information. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, as well as any Supplemental Information, for delivery to investors, and Dealer will deliver a copy of the Prospectus as required by the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder. The Dealer agrees that it will not send or give any Supplemental Information to an investor unless it has previously sent or given a Prospectus to that investor or has simultaneously sent or given a Prospectus with such Supplemental Information. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings that have not been previously approved by the Dealer Manager and the Company in writing. Each Dealer agrees that it will mail or otherwise deliver all Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required under the federal securities laws.

X.	License and Association Membership
Dealer’s acceptance of this Participating Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered broker-dealer under the Exchange Act, is duly licensed as a broker-dealer and authorized to sell Shares under federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. Dealer agrees to notify the Dealer Manager immediately in writing and this Participating Dealer Agreement shall automatically terminate if Dealer ceases to be a member in good standing of FINRA, is subject to a FINRA suspension, or its registration as a broker-dealer under the Exchange Act is terminated or suspended. Dealer hereby agrees to abide by all applicable FINRA Rules.

XI.	Anti-Money Laundering Compliance Programs
Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented anti-money laundering compliance programs in accordance with FINRA Rule 3011, Section 352 of the Money Laundering Abatement Act and Sections 103.19, 103.35, and 103.122 of the regulations of the U.S. Treasury Department, and is in compliance with all Executive Orders and Federal Regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. Further, Dealer agrees, upon receipt of an “information request” issued under Section 314 (a) of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) to provide the Financial Crimes Enforcement Network with information regarding: (i) the identity of a specified individual or organization; (ii) account number, (iii) all identifying information provided by the account holder; and (iv) the date and type of transaction. The Dealer Manager from time to time will monitor account activity to identify patterns of unusual size or volume, geographic factors, and any other potential signals of suspicious activity, including possible money laundering or terrorist financing. The Company and the Dealer Manager reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

XII.	Limitation of Offer and Suitability
Dealer will offer Shares only to persons who meet any applicable suitable requirements and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, Dealer will comply with the provisions of the rules and requirements of FINRA, as well as all other applicable rules and regulations relating to suitability of investors, and the suitability standards set forth in the Prospectus.
Prior to the sale of the Shares, each Dealer shall inform each prospective purchaser of Shares of pertinent facts relating to the Shares including specifically the lack of liquidity and lack of marketability of the Shares during the term of the investment.

XIII.	Due Diligence and Adequate Disclosure
Dealer understands that the Company, Dealer Manager or third party due diligence providers may from time to time furnish Dealer with certain information which is non-public, confidential or proprietary in nature (the “Due Diligence Information”) in connection with its due diligence obligations under FINRA rules and the federal securities laws. Dealer agrees that the Due Diligence Information will be kept confidential and shall not, without our prior written consent, be disclosed by Dealer, or by Dealer’s affiliates, agents, representatives or employees, in any manner whatsoever, in whole or in part, and shall not be used by Dealer, its agents, representatives or employees, other than in connection with Dealer’s due diligence evaluation of the Offering. Dealer agrees to reveal the Due Diligence Information only to its affiliates, agents, representatives and employees who need to know the Due Diligence Information for the purpose of the due diligence evaluation. Further, Dealer and its affiliates, agents, representatives and employees will not disclose to any person the fact that the Due Diligence Information has been made available to it.
The term Due Diligence Information shall not include information which (i) is already in Dealer’s possession or in the possession of Dealer’s parent company or affiliates, provided that such information is not known by Dealer to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party; (ii) is or becomes generally available to the public other than as a result of a disclosure by Dealer, its affiliates, or their respective directors, officers, employees, agents, advisors and representatives in violation of this agreement; (iii) becomes available to Dealer or its affiliates on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known by Dealer or its affiliates to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party; or (iv) is independently developed by Dealer or by its affiliates without use of the Due Diligence Information.

Dealer agrees that its obligation of non-disclosure, non-use and confidentiality of the Due Diligence Information as set forth herein shall terminate two (2) years after the date on which the Due Diligence Information is received by Dealer.

XIV.	Compliance with Record Keeping Requirements
Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Dealer further agrees to keep such records with respect to each customer who purchases Shares, his suitability and the amount of Shares sold and to retain such records for such period of time as may be required by the SEC, any state securities commission, FINRA or the Company.

XV.	Customer Complaints
Each party hereby agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of Dealer received by such party relating in any way to the Offering

(including, but not limited to, the manner in which the Shares are offered by the Dealer Manager or Dealer), the Shares or the Company.

XVI.	Termination and Amendments
Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Participating Dealer Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Participating Dealer Agreement and the exhibits hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.
This Participating Dealer Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted and agreed to by Dealer upon placing an order for sale of Shares after he has received such notice.

XVII.	Privacy Laws
The Dealer Manager and Dealer (each referred to individually in this section as “party”) agree as follows:
1.    Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), (ii) the privacy standards and requirements of any other applicable Federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.
2.    Dealer agrees to provide privacy policy notices required under the GLB Act resulting from purchases of Shares made by its customers pursuant to this Participating Dealer Agreement.
3.    Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

XVIII.	Notice
Any notice in this Participating Dealer Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transfer. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To Dealer Manager:	Gladstone Securities, LLC
1521 Westbranch Drive, Suite 100
McLean, Virginia 22102
Attention: John Kent
Fax: (703) 287-5803

To Dealer:	Address Specified By Dealer on Dealer Signature Page

XIX.	Attorney’s Fees, Applicable Law and Venue
In any action to enforce the provisions of this Participating Dealer Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Participating Dealer Agreement shall be construed under the laws of the State of Virginia and shall take effect when signed by Dealer and countersigned by the Dealer Manager. Dealer and Dealer Manager hereby acknowledge and agree that venue for any action brought hereunder shall lie exclusively in McLean, Virginia.

XX.	Severability
In the event that any court of competent jurisdiction declares any provision of this Participating Dealer Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Participating Dealer Agreement shall be considered severable.

XXI.	No Waiver
Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Participating Dealer Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

XXII.	Assignment
This Participating Dealer Agreement may not be assigned by either party, except with the prior written consent of the other party. This Participating Dealer Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

XXIII.	Authorization
Each party represents to the other that all requisite proceedings have been undertaken to authorize it to enter into and perform under this Participating Dealer Agreement as contemplated herein, and that the individual who has signed this Participating Dealer Agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of such party with respect to the execution of this Participating Dealer Agreement.
[SIGNATURE PAGE FOLLOWS]

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions set forth therein.

THE DEALER MANAGER:

Gladstone Securities, LLC

By:	/s/ John Kent
Name: John Kent
Title: Managing Principal

[Dealer Manager Signature Page]

Participating Dealer Agreement Signature Page
We have read the foregoing Participating Dealer Agreement and the form Dealer Manager Agreement included as an exhibit thereto, and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any changes to the information listed on this signature page during the term of this Participating Dealer Agreement.

1.	Identity of Dealer:
Name:
Type of entity:                                                           Organized in the State of:
Licensed as broker-dealer in the following States:

Tax I.D. #:

2.	Person to receive notice pursuant to Section XVIII.
Name:
Company:
Address:
City, State and Zip Code:
Telephone No.: (    )                              Fax No.: (    )
E-Mail:
AGREED TO AND ACCEPTED BY THE DEALER:

                                     (Dealer’s Firm Name)
By:                                                                                                                         Date:
                (Signature)
Printed Name:
Title:

[Participating Dealer Signature Page]